UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 5, 2025

LIVEONE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38249	98-0657263
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

269 South Beverly Drive, Suite 1450

Beverly Hills, CA 90212

(Address of principal executive offices) (Zip Code)

(310) 601-2505

(Registrant’s telephone number, including area code)

n/a

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.001 par value per share	LVO	The NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) Effective as of September 5, 2025, the Board of Directors (the “Board”) of LiveOne, Inc. (the “Company”) appointed Jay Krigsman, current member of the Board, to the Audit Committee of the Board and as the Chairman of the Audit Committee. The Board determined that Mr. Krigsman is an “independent” director pursuant to the definition of independence under Rule 5605(a)(2) of the Nasdaq Listing Rules.

Please see Mr. Krigsman’s biographical information in the Company’s Proxy Statement on Schedule 14A, filed with the U.S. Securities and Exchange Commission on July 17, 2017.

Mr. Krigsman will be entitled to participate in the annual compensation package the Company provides to its non-employee directors.

There is no arrangement or understanding between Mr. Krigsman and any other persons pursuant to which Mr. Krigsman was appointed to the Audit Committee of the Board and as the Chairman of the Audit Committee. There are no family relationships between Mr. Krigsman and any of the Company’s officers or directors. Other than as described herein, there are no other transactions to which the Company or any of its subsidiaries is a party in which Mr. Krigsman has a material interest subject to disclosure under Item 404(a) of Regulation S-K.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On September 8, 2025, the Company held its 2025 Annual Meeting of Stockholders (the “Annual Meeting”). Below is a summary of the proposals and corresponding vote.

1. All seven nominees were elected to the Board with each director receiving votes as follows:

Election of Directors	For	Withheld	Broker Non-Vote
Robert S. Ellin	46,099,917	1,643,058	24,187,574
Jay Krigsman	45,166,859	2,576,116	24,187,574
Ramin Arani	47,374,434	368,541	24,187,574
Patrick Wachsberger	47,371,592	371,383	24,187,574
Kenneth Solomon	32,480,497	15,262,478	24,187,574
Bridget Baker	47,306,068	436,907	24,187,574
Kristopher Wright	46,154,892	1,588,083	24,187,574

2. The approval of an amendment to the Company’s Certificate of Incorporation, as amended, to effect a reverse stock split of its issued and outstanding shares of common stock at a ratio to be determined in the discretion of the Board within a range of no less than one-for-three through one-for-ten (without reducing the authorized number of shares of common stock) (the “Reverse Split”), and with the Board able to elect to abandon such proposed amendment and not affect the Reverse Split authorized by the Company’s stockholders in its sole discretion. The votes on this proposal were as follows:

For	Against	Abstained	Broker Non-Vote
66,902,553	4,988,549	39,447	‒

3. The ratification of the appointment of Macias Gini & O’Connell, LLP as the Company’s independent registered public accounting firm for the fiscal year ending March 31, 2026. The votes on this proposal were as follows:

For	Against	Abstained	Broker Non-Vote
70,012,771	1,882,937	34,841	‒

4. The approval, to adjourn the Annual Meeting to a later date or time, if necessary, to permit further solicitation and vote of proxies if there are not sufficient votes at the time of the Annual Meeting to approve any of the proposals presented for a vote at the Annual Meeting. The votes on this proposal were as follows:

For	Against	Abstained	Broker Non-Vote
57,582,245	14,314,822	33,481	‒

No other matters were considered or voted upon at the Annual Meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIVEONE, INC.

Dated: September 9, 2025	By:	/s/ Ryan Carhart
	Name:	Ryan Carhart
	Title:	Chief Financial Officer

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